Exhibit 99.2

HAPPY ONE LLC
LUCKY TOP INC.
FINANCIAL STATEMENTS AND FOOTNOTES
12/31/2021

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors of Crocs, Inc.
Opinion

We have audited the combined financial statements of Lucky Top Inc. and Happy One LLC (the “Company”), which comprise the combined balance sheet as of December 31, 2021, and the related combined statements of operations, equity, and cash flows for the year then ended, and the related notes to the combined financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Denver, Colorado
May 5, 2022

HAPPY ONE LLC
LUCKY TOP INC.
COMBINED STATEMENT OF OPERATIONS
(in thousands)

Twelve Months Ended December 31,
2021
Revenues	$561,895
Cost of sales	330,990
Gross profit	230,905
Selling, general and administrative expenses	81,786
Income from operations	149,119
Interest expense	(1,230)
Other income, net	11
Income before income taxes	147,900
Income tax expense	35,102
Net income	$112,798
The accompanying notes are an integral part of these combined financial statements.

HAPPY ONE LLC
LUCKY TOP INC.
COMBINED BALANCE SHEET
(in thousands)

December 31,
2021
ASSETS
Current assets:
Cash and cash equivalents	$64,870
Accounts receivable, net of allowances of $85	65,414
Inventories	97,589
Other receivables	172
Prepaid expenses and other assets	1,199
Income taxes receivable	2,780
Total current assets	232,024
Property and equipment, net	314
Deferred tax assets, net	3,329
Total assets	$235,667

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$105,388
Accrued expenses and other liabilities	33,840
Total current liabilities	139,228
Long-term income taxes payable	4,922
Total liabilities	144,150
Commitments and contingencies - Note 8
Combined equity:
Retained earnings	91,517
Total liabilities and equity	$235,667
The accompanying notes are an integral part of these combined financial statements.

HAPPY ONE LLC
LUCKY TOP INC.
STATEMENT OF COMBINED EQUITY
(in thousands, except share amounts)

	Common Stock		Retained Earnings	Total Combined Equity
	Shares	Amount
Balance at January 1, 2021	1,000	$—	$(14,281)	$(14,281)
Dividends declared	—	—	(7,000)	(7,000)
Net income	—	—	112,798	112,798
Balance at December 31, 2021	1,000	$—	$91,517	$91,517
The accompanying notes are an integral part of these combined financial statements.

HAPPY ONE LLC
LUCKY TOP INC.
COMBINED STATEMENT OF CASH FLOWS
(in thousands)

Twelve Months Ended December 31,
2021
Cash flows from operating activities:
Net income	$112,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	629
Deferred taxes	(1,879)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(15,724)
Inventories	(47,790)
Prepaid expenses and other assets	(811)
Accounts payable	32,944
Accrued expenses and other liabilities	21,499
Income taxes	(2,462)
Cash provided by operating activities	99,204
Cash flows from investing activities:
Purchases of property and equipment	(436)
Cash used in investing activities	(436)
Cash flows from financing activities:
Proceeds from borrowings	36,050
Repayments of borrowings	(52,050)
Dividends paid	(32,893)
Cash used in financing activities	(48,893)

Net change in cash and cash equivalents	49,875
Cash and cash equivalents — beginning of year	14,995
Cash and cash equivalents — end of year	$64,870

Cash paid for interest	$1,230
Cash paid for income taxes	39,464
The accompanying notes are an integral part of these combined financial statements.

HAPPY ONE LLC
LUCKY TOP INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The combined financial statements include the combined financial statements of Happy One LLC (“Happy One”), a limited liability company formed under the laws of the State of Nevada, and Lucky Top Inc. (“Lucky Top”), a corporation incorporated under the laws of the State of Delaware. Unless otherwise noted in this report, any description of the “Company,” “we,” “us,” or “our” includes the combined entity consisting of Happy One and Lucky Top. Both of these entities are under common ownership in the twelve months ended December 31, 2021.

We are engaged in the distribution and sale of modern casual lifestyle footwear for men, women, and children.

The combined financial statements reflect all adjustments which are necessary for a fair statement of results of operations, financial position, and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All significant intercompany accounts and transactions have been eliminated within the combined financial statements.

Risks and Uncertainties

We are subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the COVID-19 pandemic, inflation, supply chain disruptions, which have and could continue to interrupt manufacturing and global logistics, risks associated with sourcing raw materials and our reliance on third party manufacturers, and risks associated with our reliance on and changes in information technology.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Our combined financial statements are prepared in accordance with U.S. GAAP. These accounting principles require us to make certain estimates, judgments, and assumptions. We believe that the estimates, judgments, and assumptions used to determine certain amounts that affect the financial statements are reasonable, based on information available at the time they are made. Management believes that the estimates, judgments, and assumptions made when accounting for items and matters such as, but not limited to, sales returns, deferred tax assets, uncertain tax positions, income tax expense, and the assessment of lower of cost or net realizable value on inventory are reasonable based on information available at the time they are made. To the extent there are differences between these estimates and actual results, our combined financial statements may be materially affected.

Transactions with Related Parties

In April 2021, we entered into an agreement with Lever Your Business (“LYB”), a consulting firm owned by the owner of the Company, Daniele Guidi, to provide business strategy and marketing services. In the twelve months ended December 31, 2021, we incurred costs with LYB of $0.7 million, which are reported in ‘Selling, general, and administrative expenses’ in the combined statement of operations. As of December 31, 2021, we owed LYB $16,200, which is reported in ‘Accounts payable’ in the combined balance sheet.

Additionally, during the twelve months ended December 31, 2021, we paid off outstanding borrowings on a prior year loan from LYB, totaling $16.0 million, such that the balance at December 31, 2021 was zero. Total interest paid to LYB related to this loan was $0.3 million. We also entered into seven loans with Mr. Guidi in the three months ended March 31, 2021 for an aggregate $36.1 million. Each of these loans were paid off by December 31, 2021, such that the balance at December 31, 2021 was zero. Total interest paid to Mr. Guidi related to these loans was $1.0 million.

Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term, highly-liquid investments with maturities of three months or less at the date of purchase. We report receivables from credit card companies, if expected to be received within five days, in cash and cash equivalents.

Accounts Receivable, Net

Accounts receivable are recorded at invoiced amounts, net of allowances. During 2021, we sold receivables related to selected customers. We account for the transfer of our accounts receivable to a third party under a factoring agreement in accordance with ASC 860-10, which requires that several conditions be met in order to present the transfer of accounts receivable as a sale. We have met these requirements. Our accounts receivable balance at December 31, 2021 primarily consists of receivables from our factoring company.

Inventories

Inventories are comprised of finished goods, are stated at the lower of cost or net realizable value, and recognized using the first-in-first-out method of inventory costing. We estimate the market value of inventory based on an analysis of historical sales trends of our individual product lines, the impact of market trends and economic conditions, and a forecast of future demand, giving consideration to the value of current orders in-house for future sales of inventory. Estimates may differ from actual results due to the quantity, quality, and mix of products in inventory, consumer and retailer preferences, and market conditions. If the estimated market value is less than its carrying value, the carrying value is adjusted to the market value, and the difference is recorded in ‘Cost of sales’ in our combined statements of operations.

Property and Equipment, Net

Property, equipment, furniture, and fixtures are stated at original cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful asset lives. The useful lives are reviewed periodically and range from 3 to 5 years for machinery and office equipment. Leasehold improvements are stated at cost and amortized on a straight-line basis over their estimated economic useful lives or the lease term, whichever is shorter. Costs of enhancements or modifications that substantially extend the capacity or useful life of an asset are capitalized and depreciated accordingly. Ordinary repairs and maintenance are expensed as incurred. Depreciation of warehouse- and distribution-related assets is included in ‘Cost of sales’ in our combined statements of operations. Depreciation related to corporate and non-product assets is included in ‘Selling, general and administrative expenses’ in our combined statements of operations. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from our combined balance sheets, and the resulting gain or loss, if any, is reflected in ‘Income from operations’ in the combined statement of operations.

Leases

We account for our operating leases under ASC 840 with rent expensed as incurred.

Revenue Recognition

Revenues are recognized at the amount expected to be received in exchange for products when control of the products transfers to customers and excludes various forms of promotions, including contractually-fixed percentage price reductions, sales returns, discounts, rebates, and other incentives that may vary in amount, must be estimated, and are reported as a reduction in revenues. Variable amounts are estimated based on an analysis of historical experience and adjusted as better estimates become available.

The following is a description of our principal revenue-generating activities by distribution channel.

Wholesale Channel

For many of our wholesale customers, control transfers and revenues are recognized when the product is shipped or delivered from a manufacturing facility or distribution center to the wholesale customer. In certain cases, control of the product transfers and revenues are recognized when the product is ready to be picked up at the port of entry.

E-commerce Channel

E-commerce revenues consist of sales generated through our company-operated e-commerce websites and sales through Amazon directly to the consumer. We transfer control and recognize revenues when the product is shipped from the distribution centers to the end consumer. A portion of the transaction price charged to our customers is variable, primarily due to promotional discounts or allowances. When recognizing revenues, the amount of revenues associated with expected sales returns is estimated based on historical experience, and adjustments to our estimates are made when the most likely amount of consideration we expect to receive changes.

Shipping and Handling Costs and Fees

Shipping and handling costs are expensed as incurred and are included in ‘Cost of sales’ in the combined statements of operations. Shipping and handling fees billed to customers are included in revenues.

Taxes Assessed by Governmental Authorities

Taxes assessed by governmental authorities that are directly imposed on a revenue transaction are recorded on a net basis and are therefore excluded from revenues.

Cost of Sales

Our cost of sales includes costs incurred to procure and ship our footwear. These costs include shipping and handling, including freight and duties costs and other warehouse and distribution overhead and costs, including depreciation.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of labor and outside services, rent expense, and legal costs. Selling, general and administrative expenses also include costs for our marketing and sales organizations, and other functions including finance, legal, and human resources.

Our selling, general and administrative expenses also include media advertising (television, radio, print, social, digital), tactical advertising (signs, banners, point-of-sale materials) and promotional costs. Advertising production costs are expensed when the advertising is first run. Advertising communication costs are expensed in the periods that the communications occur.

Total marketing expenses, inclusive of advertising, production, promotion, and agency expenses, including variable marketing expenses, were $33.4 million for the twelve months ended December 31, 2021.

Other Income, Net

Other income, net primarily includes gains and losses associated with activities not directly related to selling footwear.

Income Taxes

Income taxes are accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities. We provide for income taxes at the current and future enacted tax rates and laws applicable in each taxing jurisdiction. We use a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. We recognize interest and penalties related to income tax matters in income tax expense in the consolidated statements of operations.

3. PROPERTY AND EQUIPMENT, NET

‘Property and equipment, net’ consists of the following:

December 31,
2021
(in thousands)
Office equipment	$575
Machinery and equipment	248
Leasehold improvements	147
Vehicles	9
Property and equipment	979
Less: Accumulated depreciation and amortization	(665)
Property and equipment, net	$314

4. ACCRUED EXPENSES AND OTHER LIABILITIES

Amounts reported in ‘Accrued expenses and other liabilities’ in the combined balance sheet were:

December 31,
2021
(in thousands)
Fulfillment, freight, and duties	$17,690
Sales and use taxes payable	7,519
Accrued commissions	2,708
Return liabilities	2,689
Deferred revenue	2,080
Other	1,154
Total accrued expenses and other liabilities	$33,840

5. EQUITY

In the twelve months ended December 31, 2021, we declared dividends of $7.0 million to Daniele Guidi, the sole owner of the Company.

6. REVENUES

Revenues by channel were:

Twelve Months Ended December 31, 2021

(in thousands)
Channel:
Wholesale	$280,484
E-commerce	281,411
Total revenues	$561,895

Contract Liabilities

Contract liabilities consist of cash received from e-commerce customers for orders that have not yet shipped. As products are shipped and control transfers, we recognize the deferred revenue in ‘Revenues’ in the combined statement of operations. Contract liabilities also include unredeemed customer loyalty points. As loyalty points are redeemed, we recognize the deferred revenue in ‘Revenues’ in the combined statement of operations. At December 31, 2021, $0.7 million of deferred revenues associated with cash received from e-commerce customers and $1.4 million of deferred revenues associated with loyalty programs were reported in ‘Accrued expenses and other liabilities’ in the combined balance sheet. At December 31, 2020, $0.5 million of deferred revenues associated with cash received from e-commerce customers and $0.1 million of deferred revenues associated with loyalty programs were reported in current liabilities.

Refund Liabilities

Refund liabilities associated with product sales returns are estimated based on an analysis of historical experience, and adjustments to revenues made when the most likely amount of consideration expected changes. At December 31, 2021, $2.7 million of refund liabilities were reported in ‘Accrued expenses and other liabilities’ in the combined balance sheet.

7. INCOME TAXES

The following table sets forth income before taxes and the expense for income taxes:

Twelve Months Ended December 31,
2021
(in thousands)

Income before taxes	$147,900
Income tax expense:
Current income taxes:
U.S. federal	$31,515
U.S. state	5,466
Total current income taxes	36,981
Deferred income taxes:
U.S. federal	(1,098)
U.S. state	(781)
Total deferred income taxes	(1,879)
Total income tax expense	$35,102

The following table sets forth income reconciliations of the statutory federal income tax rate to actual rates based on income or loss before income taxes:

	Twelve Months Ended December 31,
	2021
	(in thousands)
Income tax expense and rate attributable to:
Federal income tax rate	$31,058	21.0%
State income tax rate	1,434	1.0%
Uncertain tax positions	2,838	1.9%
Non-deductible / non-taxable items	(229)	(0.2)%
Effective income tax expense and rate	$35,101	23.7%

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following table sets forth deferred income tax assets and liabilities as of the date shown:

December 31,
2021
(in thousands)
Non-current deferred tax assets:
Property and equipment	$34
Accruals, reserves, and other expenses	2,633
Uncertain tax benefit deferred tax asset	889
Total non-current deferred tax assets	$3,556
Non-current deferred tax liabilities:
Product returns asset	$(227)
Total non-current deferred tax liabilities	(227)
Deferred tax assets, net	$3,329

The following table sets forth a reconciliation of the beginning and ending amount of unrecognized tax benefits:

Year Ended December 31,
2021
(in thousands)
Unrecognized tax benefit as of January 1	$1,087
Additions in tax positions taken in prior period	—
Reductions in tax positions taken in prior period	—
Additions in tax positions taken in current period	3,147
Settlements	—
Lapse of statute of limitations	—
Unrecognized tax benefit as of December 31	$4,234

We recorded a net expense of $4.0 million related to increases in 2021 unrecognized tax benefits. Unrecognized tax benefits as of December 31, 2021 relate to tax years that are currently open under the statute of limitation. The primary impact of uncertain tax benefits on the rate reconciliation includes audit settlements, net increases in position changes, and accrued interest expense.

Any settlements or statute of limitations expirations could result in a significant decrease in our uncertain tax positions. Our assessments are based on estimates and assumptions using the best available information to management. However, our estimates of unrecognized tax benefits and potential tax benefits may not be representative of actual outcomes, and any variation from such estimates could materially affect our financial statements in the period of settlement or when the statutes of limitations expire. Finalizing audits with the relevant taxing authorities can include formal administrative and legal proceedings, and, as a result, it is difficult to estimate the timing and range of possible change related to our uncertain tax positions, and such changes could be significant.

Interest and penalties related to income tax liabilities are included in ‘Income tax benefit’ in the consolidated statements of operations. For the years ended December 31, 2021, we recorded approximately $0.7 million, of penalties and interest. During the year ended December 31, 2021, we did not release interest from settlements, lapses of statutes, and changes in certainty. The accrued balance of penalties and interest was $0.7 million, as of December 31, 2021.

Unrecognized tax benefits of $4.0 million as of December 31, 2021, if recognized, would reduce the annual effective tax rate offset by deferred tax assets recorded for uncertain tax positions.

We are not currently under audit in any material U.S. states. Our tax returns are generally subject to examination for a period of three to five years after filing of the respective return. The state impact of any federal changes remains subject to examination by various state jurisdictions for a period up to two years after formal notification to the states. As such, U.S. federal and state income tax returns for us are generally subject to examination for the years 2016 to 2021. Although the timing of income tax audit resolutions and negotiations with taxing authorities is highly uncertain, we do not anticipate a significant change in the total amount of unrecognized tax benefits within the next twelve months.

8. COMMITMENTS AND CONTINGENCIES

Leases

We lease office and warehouse space under noncancellable operating lease agreements, which expire from 2022 through 2024. The Company is required to pay property taxes, insurance, and normal maintenance costs for certain of these facilities and will be required to pay any increases over the base year of these expenses on the remainder of the Company’s facilities.

Rent expense for operating leases for the twelve months ended December 31, 2021 was $1.6 million. Future minimum lease payments under noncancellable operating leases as of December 31, 2021 are as follows (in thousands):

As of December 31,
2022	$1,504
2023	1,301
2024	38
Total future minimum lease payments	$2,843

Other

During our normal course of business, we may make certain indemnities, commitments, and guarantees under which we may be required to make payments in relation to certain matters. We cannot determine a range of estimated future payments and have not recorded any liability for such payments in the accompanying combined balance sheets. We believe that any liability that may arise out of or with respect to these matters will not materially adversely affect our financial position, results of operations, or cash flows.

9. SUBSEQUENT EVENTS

We have evaluated subsequent events through the date these financial statements were issued.

Acquisition by Crocs, Inc.

On December 22, 2021, we and other entities associated with the HEYDUDE Brand entered into a definitive agreement to be acquired by Crocs, Inc., pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”). The Securities Purchase Agreement provides that we will sell all of the issued and outstanding equity securities of the Company for a purchase price of $787.2 million in cash. Additionally, effective December 22, 2021, we renewed our consulting agreement with LYB for a term of 90 days from the effective date.

The sale of the Company to Crocs, Inc. closed on February 17, 2022, at which point a restrictive covenant agreement, including clauses restricting competition and the use of confidential information, among other things, went into effect for Daniele Guidi, owner of the Company, and for LYB, a related party to the Company, also owned by Mr. Guidi. This agreement is effective from the closing date through February 17, 2025. In conjunction with the sale of the Company to Crocs, Inc, Mr. Guidi resigned, effective February 17, 2022.